Exhibit 99.1

News Release

Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Va. 20191

Contacts:
Nextel Media: Audrey Schaefer (240) 876-1588
Nextel Investors: Paul Blalock (703) 433-4300

NEXTEL CEO TO PROVIDE UPDATE
AT LEHMAN BROTHERS GLOBAL WIRELESS CONFERENCE

     NEW YORK — May 19, 2003 — In a keynote speech at the Lehman Brothers Global Wireless Conference in New York, Nextel Communications Inc. (NASDAQ: NXTL) President and CEO Tim Donahue will tell investors tomorrow that the company is expanding its differentiation in the wireless sector, delivering operational efficiencies, and reaffirming its full-year 2003 guidance. Donahue will discuss the company’s plans for expanding differentiation in the areas of products, services, distribution, network quality and customer care.

     To view a live web cast of Donahue’s speech, which begins tomorrow (May 20) at 8:00am Eastern, visit http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=NXTL&script=1010&item_id= 743571.

     “We’re on track to achieve our 2003 guidance of $500 million or more in free cash flow, $3.8 billion or more in operating income before depreciation and amortization (EBITDA), at least 75 cents Earnings Per Share, $1.8 billion or less in capital expenditures, and 1.7 million or more in net subscriber additions,” said Donahue.

     Nextel focuses on providing differentiated wireless services to more than 11.1 million business, government and high-value individual customers. The company will be expanding Nextel Direct Connect® — the long-range digital walkie-talkie service that allows customers to reach each other instantly without dialing a phone number — to nationwide capability in the third quarter of 2003. Nextel also provides a host of advanced wireless data applications on a nationwide all-packet data network, in addition to offering digital cellular service.

     In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided in this press release, Nextel has presented non-GAAP financial measures, such as EBITDA and free cash flow. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. To view the reconciliations from GAAP results to these non-GAAP financial measures, visit the ‘Investor Relations’ link under the ‘About Nextel’ tab at www.nextel.com.

About Nextel
Nextel Communications, a Fortune 300 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 198 of the top 200 U.S. markets. Through recent market launches, Nextel and Nextel Partners service is available today in areas of the U.S. where approximately 240 million people live or work.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel’s actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, including those associated with nationwide Direct Connect and our planned upgrade to our voice coder technology, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in Nextel reports filed with the SEC, including Nextel’s annual report on Form 10-K for the year ended December 31, 2002 and in its Form 10-Q for the first quarter of 2003. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

###